Exhibit 10.1

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (the “Agreement”) is entered into as of the 20th day of August 2026 (the “Effective Date”), by and between YY Group Holding Limited, a British Virgin Islands business company registered with company number 2118556 (the “Company”), and the undersigned holder of the Convertible Note (as defined below) (the “Holder”), with reference to the following facts:

A. The Holder previously acquired that certain 8% OID convertible promissory note of the Company dated March 2, 2026, in the aggregate principal face amount of $5,940,000 and convertible into Class A ordinary shares of the Company (the “Convertible Note”), and that certain warrants to purchase Class A ordinary shares of the Company at the initial closing pursuant to that certain Securities Purchase Agreement, dated as of February 27, 2026, by and among the Company, the Holder in its capacity as the Holder thereunder and the other purchasers party thereto (the “Purchase Agreement”).

B. Subsequent to the initial closing, (i) on March 23, 2026, the Company effected a reverse share split of the Company’s Class A ordinary shares at a ratio of 1-for-50 (the “March Reverse Share Split”), as a result of which the “Floor Price” of the Notes issued pursuant to the Purchase Agreement (including the Convertible Note) was adjusted from $0.092 per share to $4.60 per share, and (ii) on June 23, 2026, the Company effected a second reverse share split of the Company’s Class A ordinary shares at a ratio of 1-for-30 (the “June Reverse Share Split”), as a result of which the “Floor Price” of the Notes issued pursuant to the Purchase Agreement (including the Convertible Note) was adjusted from $4.60 per share to $138.00 per share.

C. As a result, a “Floor Price Event” under the Convertible Note occurred, and pursuant to Section 9 of the Convertible Note, the Holder has required the Company to redeem its obligations under the Convertible Note in an aggregate amount equal to $6,794,775.79 (reflecting the redemption of the entire principal amount of the Note plus accrued interest multiplied by the 125% Redemption Premium) (the “Redemption Amount”), of which the Company has paid the Holder $5,428,323.29 in cash prior to the date of this Agreement. Accordingly, as of the date hereof, the remaining outstanding portion of the Redemption Amount (and the current amount outstanding under the Convertible Note), after the application of the Company’s prior payments is equal to $1,366,452.50 (the “Remaining Redemption Amount”).

D. The Purchase Agreement contemplated a Second Tranche Closing(as defined in the Purchase Agreement), which the parties now desire to cancel.

E. As of the date of this Agreement, the Holder holds warrants to purchase up to 11,284 Class A ordinary shares of the Company (the “Warrants”), which the parties now desire to cancel.

F. The parties desire to amend and supplement certain terms of the Purchase Agreement and to memorialize certain additional agreements between them, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2. Cancellation of Second Tranche.

(a) Cancellation. The Second Tranche Closing under the Purchase Agreement is hereby cancelled and shall be of no further force or effect.

(b) No Further Obligation. The Company acknowledges and agrees that the Holder shall have no obligation to purchase any additional securities of the Company under the Purchase Agreement relating to the Second Tranche Closing, and the Holder acknowledges and agrees that the Company shall have no obligation to sell any additional securities to the Holder in connection therewith.

(c) Mutual Release. Each party hereby releases and forever discharges the other party and its respective affiliates, officers, directors, employees, agents, successors and assigns from any and all claims, demands, obligations, liabilities, causes of action and damages of any kind or nature, whether known or unknown, arising out of or relating to the Second Tranche Closing.

(d) Amendment of Purchase Agreement. The Purchase Agreement is hereby amended to delete all references to the Second Tranche Closing and the obligations of the parties related thereto, and such provisions shall be of no further force or effect.

3. Cancellation of Warrants.

(a) Cancellation. Effective as of the Effective Date, the Warrants are hereby cancelled in their entirety and shall be of no further force or effect. Neither the Holder nor any other Person shall have any right to exercise the Warrants or to acquire any Class A ordinary shares of the Company pursuant thereto from and after the Effective Date.

(b) Surrender. Within five (5) Business Days following the Effective Date, the Holder shall surrender to the Company (or its designated transfer agent) the original warrant certificate(s) or other instrument(s) evidencing the Warrants, or, in the event that such certificate(s) or instrument(s) have been lost, stolen or destroyed, a lost instrument affidavit and indemnity in form and substance reasonably satisfactory to the Company. Upon such surrender (or delivery of such affidavit and indemnity), the Company shall cancel the Warrants on its books and records.

(c) Release of Obligations. Each party hereby releases and forever discharges the other party and its respective affiliates, officers, directors, employees, agents, successors and assigns from any and all claims, demands, obligations, liabilities, causes of action and damages of any kind or nature, whether known or unknown, arising out of or relating to the Warrants, including without limitation any claims relating to the issuance, exercise, adjustment or cancellation thereof; provided, however, that this release shall not apply to any claims arising from fraud or willful misconduct.

(d) No Consideration. The Holder acknowledges and agrees that no separate consideration shall be due or payable by the Company to the Holder in connection with the cancellation of the Warrants, and that the mutual covenants and agreements set forth in this Agreement constitute sufficient consideration for such cancellation.

4. Repayment of Convertible Note.

(a) Repayment Obligation. The Company hereby agrees to repay the Remaining Redemption Amount in full to the Holder no later than December 31, 2026 (the “Repayment Date”) by wire transfer of immediately available funds to an account designated by the Holder in writing not less than three (3) Business Days prior to such payment. In the event the Holder fails to provide such account designation in a timely manner, the Company shall not be deemed in breach of its repayment obligation hereunder, and the Repayment Date shall be extended day-for-day until the third (3rd) Business Day following the Company’s receipt of such account designation. The parties acknowledge and agree that no further interest shall accrue on such amount from and after the date of this Agreement.

(b) Prepayment. The Company may prepay the Remaining Redemption Amount, in whole or in part, at any time without penalty or premium.

(c) Mandatory Repayment from ATM Proceeds. In the event the Company receives any proceeds from sales of Class A Ordinary Shares pursuant to an at-the-market (“ATM”) offering program, the Company shall, within five (5) Business Days of receipt of such proceeds, apply an amount equal to fifty percent (50%) of the gross proceeds received from such ATM sales (after deduction of reasonable and customary transaction costs, commissions, and expenses actually paid to unaffiliated third parties in connection with such financing) toward repayment of the Remaining Redemption Amount until such time as the Remaining Redemption Amount has been repaid in full. The Company shall not establish an ATM in any amount exceeding $20 Million absent the Holder’s express prior written consent.

(d) Mandatory Repayment from Other Financing Proceeds. In the event the Company or any of its Subsidiaries enters into any Subsequent Financing (as defined below) resulting in the receipt of cash proceeds by the Company, the Company shall, within five (5) Business Days of receipt of such proceeds, apply an amount equal to fifty percent (50%) of the net proceeds (after deduction of reasonable and customary transaction costs, commissions, and expenses actually paid to unaffiliated third parties in connection with such financing) toward repayment of the Remaining Redemption Amount until such time as the Remaining Redemption Amount has been repaid in full. For the avoidance of doubt, this Section 4(d) shall not apply to proceeds received from Exempt Issuances (as defined in Section 7(a)).

(e) Event of Default. If the Company fails to pay the Remaining Redemption Amount in full on or before the Repayment Date, the Holder shall provide written notice of such failure to the Company (a “Default Notice”). If the Company fails to cure such payment default within five (5) Business Days following receipt of such Default Notice (the “Cure Period”), such failure shall constitute an Event of Default (as defined in the Convertible Note) and the Holder shall be entitled to all remedies available under the Convertible Note, the Purchase Agreement, and applicable law, including without limitation the right to receive interest on the unpaid amount at the default rate in an amount of 25%, subject to applicable law.

5. Termination of Convertible Note Obligations.

(a) Automatic Termination. Upon the repayment in full of the Remaining Redemption Amount in accordance with Section 4 of this Agreement (the date of such repayment in full, the “Note Termination Date”), all obligations of the parties under the Convertible Note shall automatically and without further action by either party terminate and be of no further force or effect, and neither party shall have any further rights or obligations thereunder.

(b) Release. Effective as of the Note Termination Date, each party hereby releases and discharges the other party and its respective affiliates, officers, directors, employees, agents, successors and assigns from any and all claims, demands, obligations, liabilities, causes of action and damages of any kind or nature, whether known or unknown, arising out of or relating to the Convertible Note, including without limitation any claims relating to the issuance, conversion, redemption, repayment or enforcement thereof; provided, however, that this release shall not apply to (i) any obligations arising under this Agreement that by their terms survive the Note Termination Date, or (ii) any claims arising from fraud or willful misconduct.

(c) Return of Convertible Note. Within five (5) Business Days following the Note Termination Date, the Holder shall surrender to the Company the original Convertible Note (or, in the event that the original Convertible Note has been lost, stolen or destroyed, a lost instrument affidavit and indemnity in form and substance reasonably satisfactory to the Company). Upon such surrender (or delivery of such affidavit and indemnity), the Company shall mark the Convertible Note as “Paid in Full” and “Cancelled” on its books and records.

6. Right of First Refusal.

Until the date that is twelve (12) months following the date of this Agreement, the Company grants the Holder a right of first refusal (a “Right of First Refusal”) with respect to any investment proposed to be made by another investor for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during such period (an “ROFR Offering”); provided, however, that the Right of First Refusal shall not apply to Exempt Issuances (as defined in Section 7(a)). At least two (2) Business Days prior to any proposed ROFR Offering, the Company shall deliver to the Holder a written notice (an “ROFR Pre-Notice”) stating that the Company proposes or intends to pursue an ROFR Offering. Upon the written request of the Holder within two (2) Business Days after receipt of the ROFR Pre-Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to the Holder a written notice (the “ROFR Notice”) describing the material terms of the ROFR Offering. If the Holder fails to accept in writing any such proposal for such ROFR Offering within two (2) Business Days after receipt of the ROFR Notice (the “ROFR Exercise Period”), then the Holder will have no claim or right with respect to such ROFR Offering, and the Company may proceed to consummate such ROFR Offering with other investors on terms not more favorable to the acquiring Person(s) than those set forth in the ROFR Notice, without any time limitation; provided that, if such ROFR Offering is modified in any material respect, the Company shall deliver a new ROFR Pre-Notice and the procedures set forth in this Section 6 shall again apply. If the Holder elects to exercise the Right of First Refusal, the Holder shall cause the ROFR Offering to be completed within seven (7) Business Days following the expiration of the ROFR Exercise Period. The Holder may elect to exercise the Right of First Refusal with respect to less than all of the securities offered in the ROFR Offering, in which case the Company may consummate the ROFR Offering with third parties with respect to the remaining securities on the terms set forth in the ROFR Notice.

7. Participation Right.

(a) Grant. Until the date that is twelve (12) months following the date of this Agreement, the Company shall not, directly or indirectly, effect any Subsequent Financing (defined below) unless the Company shall have first complied with this Section 7. “Subsequent Financing” means any issuance by the Company of Class A Ordinary Shares or Class A Ordinary Share Equivalents (as defined below) for cash consideration or a combination of units thereof, other than an Exempt Issuance. “Class A Ordinary Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Ordinary Shares. “Exempt Issuance” means any issuance of Ordinary Shares or Ordinary Share Equivalents by the Company or any of its Subsidiaries in connection with: (a) shares or options issued to employees, officers, consultants or directors of the Company pursuant to any stock or option plan or other equity compensation arrangement duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or shares registered on Form S-8; (b) securities issued upon the exercise or conversion of any securities that are outstanding on the date of this Agreement; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or the stockholders of such Person) that is, itself or through its subsidiaries, an operating company or an owner of assets in a business synergistic with the business of the Company and provided that such securities are issued as “restricted securities” (as defined in Rule 144 promulgated under the Securities Act); and (d) shares issued pursuant to an ATM offering program.

(b) At least two (2) Business Days prior to any proposed or intended Subsequent Financing, the Company shall deliver to the Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Financing, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Financing upon its written request. Upon the written request of the Holder within two (2) Business Days after the Company's delivery to the Holder of such Pre-Notice, and only upon a written request by the Holder, the Company shall promptly, but no later than one (1) Business Day after such request, deliver to the Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Financing, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Holder in accordance with the terms of the Offer 100% of the Offered Securities.

(c) To accept an Offer, in whole or in part, the Holder must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after the Holder's receipt of the Offer Notice (the “Offer Period”), setting forth the amount of the Offered Securities that the Holder elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Holder a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after the Holder's receipt of such new Offer Notice.

(d) If the Holder does not deliver a Notice of Acceptance by the expiration of the Offer Period, the Company may offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Financing Agreement”) without any time limitation, but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Financing Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Financing Agreement or (II) the termination of such Subsequent Financing Agreement, which shall be filed with the SEC on a Report of Foreign Private Issuer on Form 6-K with such Subsequent Financing Agreement and any documents contemplated therein filed as exhibits thereto. If the Holder delivers a Notice of Acceptance, the Holder shall cause the Subsequent Financing to be completed within seven (7) Business Days following the expiration of the Offer Period. If the Holder delivers a Notice of Acceptance but fails to fund the purchase price for the Offered Securities within such seven (7) Business Day period, the Holder’s Notice of Acceptance shall be deemed withdrawn, and the Company may proceed to consummate the Subsequent Financing with third-party investors on the terms set forth in the Offer Notice (subject to the time limitation set forth herein).

(e) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 7(d) above), then the Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 7(c) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Holder pursuant to this Section 7 prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holder in accordance with Section 7(b) above.

(f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from the Company, and the Company shall issue to the Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 7(e) above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to each of the Company and the Holder and their respective counsel.

(g) Any Offered Securities not acquired by the Holder or other Persons in accordance with this Section 7 may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Section 7.

(h) Notwithstanding anything to the contrary in this Section 7 and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Holder will not be in possession of any material, non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by such fifteenth (15th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Holder with another Offer Notice and the Holder will again have the right of participation set forth in this Section 7.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof as follows:

(a) Organization and Qualification. The Company is a business company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

(b) Authorization; Enforcement; Validity. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the memorandum and articles of association of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

(d) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

9. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(a) Organization and Authority. The Holder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to enter into and perform its obligations under this Agreement.

(b) Authorization. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Holder. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default under, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Holder.

(d) Representations Regarding the Warrants. As of the date hereof, the Holder is the sole legal and beneficial owner of the Warrants, free and clear of all liens, encumbrances, security interests and claims of any kind, and the Holder has not transferred, assigned or pledged any interest therein to any third party.

(e) Representations Regarding the Convertible Note. As of the date hereof, the Holder is the sole legal and beneficial owner of the Convertible Note, free and clear of all liens, encumbrances, security interests and claims of any kind, and the Holder has not transferred, assigned or pledged any interest therein to any third party.

10. Miscellaneous.

(a) Ratification. Except as hereby specifically amended or supplemented by this Agreement, the Purchase Agreement and each other Transaction Document is hereby confirmed and ratified in all respects and shall remain in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Purchase Agreement or any other Transaction Document, the terms of this Agreement shall control.

(b) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth below its signature hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signatures transmitted by facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall be deemed original signatures for all purposes.

(d) Entire Agreement. This Agreement, together with the Purchase Agreement and the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

(e) Amendments; Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No waiver shall be effective unless it is in writing and signed by the party giving such waiver, and any such waiver shall only be applicable and effective in the specific instance in which it is given.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

(i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be the addresses set forth beneath each party’s signature hereto, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(j) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

YY GROUP HOLDING LIMITED

By:
Name:	Xiaowei Fu
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HOLDER:

[ ]

By:
Name:
Title:

Address and Email Address for Notices:

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